UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 18, 2018

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32242	38-2511577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2018, the Board of Directors (the “Board”) of Domino’s Pizza, Inc. (the “Company”) appointed Ms. Patricia E. Lopez and Ms. Corie S. Barry (collectively, the “Elected Directors”) to the Board.

Ms. Lopez currently serves as Chief Executive Officer and on the Board of Directors of High Ridge Brands Co., a portfolio company of Clayton, Dubilier & Rice and one of the largest independent branded personal care companies in the United States by unit volume, a position she has held since July 2017. Prior to joining High Ridge Brands, Ms. Lopez was a Senior Vice President of Estée Lauder from January 2015 to 2017, a Senior Vice President of Avon Products, Inc. from December 2012 to November 2014 and held various general manager and global strategy roles at The Procter & Gamble Co. from 1983 to 2012, most recently serving as Vice President and General Manager overseeing its Eastern Europe business.

Ms. Barry currently serves as Executive Vice President and Chief Financial Officer of Best Buy Co., Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, a position she has held since June 2016. Ms. Barry previously served as Best Buy’s Chief Strategic Growth Officer from October 2015 to June 2016, Interim President of Geek Squad Services from March 2015 to May 2016, Senior Vice President of Domestic Finance from May 2013 to October 2015 and held a variety of financial and operational roles, both in the field and at the corporate campus, since joining Best Buy in 1999. Prior to Best Buy, Ms. Barry worked at Deloitte & Touche from 1997 to 1999.

The Elected Directors will stand for re-election at the 2019 annual meeting of shareholders. Neither of the Elected Directors were appointed to any of the Board’s committees at this time, but it is anticipated that such appointments will happen in the near future.

The Elected Directors will participate in the Company’s standard independent director compensation program. Pursuant to this program, each of the Elected Directors will receive an annual retainer of $75,000 and will be eligible to receive annual director equity grants. Additional compensation will be paid for any committee service. There is no arrangement or understanding under which either of the Elected Directors were appointed as directors. There are no transactions involving either of the Elected Directors requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of the Elected Directors to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 20, 2018 announcing the appointment of Patricia Lopez and Corie Barry to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: July 20, 2018	/s/ Adam J. Gacek
Adam J. Gacek
Associate General Counsel, Vice President and Corporate Secretary

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